Exhibit 99.1

March 1, 2004


Dear Investor,

Since its inception in 1972, Campbell & Company has sought to both anticipate and respond to the challenges of speculative trading in futures and currencies. We have enjoyed some success in our efforts to deliver attractive risk-adjusted returns to our investors and clients, which has resulted in a significant growth in assets under management over time. We are writing to you today to discuss one particular challenge, which is capacity, in light of this growth and the expectation that assets under management will continue to increase.

It is important to note that we remain comfortable with our current asset and trading levels, and satisfied with recent risk-adjusted returns, but we feel it prudent to inform you of the challenge we face in 2004 as we continue to balance the demands of a healthy rate of growth with the inherent limitations of finite market size. Be assured that should we ever conclude that our ability to earn attractive risk-adjusted returns has been unduly compromised by our growth in assets, we will not hesitate to restrict or halt the flow of new assets, and, if necessary, begin to repatriate market gains.

As background, while it is generally accepted that there must be a finite capacity for any trading strategy, we believe that it is virtually impossible to define or quantify that capacity as it pertains to a single, albeit large, market participant like Campbell & Company with any degree of certainty. Rather, the fundamental notion of capacity is that it is fluid in nature, forever expanding or contracting with the evolution of new or existing markets, the flow of capital across national borders, the occurrence of unforeseen geopolitical, economic or natural events, and the advances of science and technology. Simply put, capacity is not an independent variable; it is a decidedly dependent variable, and for this reason an accurate assessment of capacity is relevant only to a single moment in time. Consequently any specific asset or trading level may at one moment give comfort, yet at another moment cause concern.

At Campbell & Company, through our substantial research efforts we have continued to find new ways to manage our growing assets. These include the application of dynamic portfolio and capital management tools, innovative execution methods, and the development of additional uncorrelated investment strategies. At the same time, a significant increase in assets does lead to portfolio compromises, as increasingly large positions can only be established and maintained in those markets that have sufficient depth and liquidity. This factor has evolved in importance over many years as we have grown, but it ultimately results in reduced diversification and more concentrated portfolios. Modern Portfolio Theory suggests that over time, a more concentrated portfolio will result in lower risk-adjusted returns, although somewhat counter-intuitively, this has not yet occurred. We believe the reason it has not yet occurred is the recent performance of the foreign exchange and fixed income markets.

As assets under management have increased, our portfolios have necessarily become more concentrated in the foreign exchange and fixed income sectors, both of which have produced better risk-adjusted returns than many of the smaller markets that we also trade. We have also been able to develop new trading models specific to these sectors, which have a low correlation with our traditional trading models, and this has created an additional level of diversification


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which has also substantially expanded our overall capacity. However, despite recent results, we acknowledge that there may come a time when the increasingly narrow base of markets still available to us is not sufficiently productive to compensate for the lost diversification, and when this occurs, we expect our risk-adjusted returns to begin to degrade.

We take confidence in knowing that our creative research resources are both substantial and highly productive, and we continue to develop new ways to deal with capacity issues and other market challenges. Although we cannot predict the impact of innovations yet to be discovered or market events yet to unfold, we remain totally committed to providing our investors and clients with attractive and competitive risk-adjusted returns through the systematic application of quantitative investment strategies.

We hope that this discussion of capacity has been helpful to you, and enhanced your understanding of Campbell & Company's efforts to deliver attractive risk-adjusted returns to its investors and clients. Of course, it is important to remember that past results are not necessarily indicative of future performance, and that trading in futures and currencies is speculative and can be volatile.

If you have any questions regarding the issues discussed above or any other aspect of our business, please do not hesitate to contact me. We thank you for your continued confidence, and assure you of our very best efforts on your behalf.

Sincerely,



Bruce L. Cleland
President & Chief Executive Officer